Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Universal Care, Inc.

Westminster, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 23, 2019, relating to the financial statements of Universal Care, Inc. dba Brand New Day, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Costa Mesa, California

June 4, 2021